Exhibit 10.37.12
EXECUTION COPY

EIGHTH AMENDMENT TO CREDIT AGREEMENT

     THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) made and entered into as of June 16th, 2004 among BLACK WARRIOR WIRELINE CORP., a Delaware corporation (“Borrower”) and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders.

RECITALS

     WHEREAS, Borrower, the other Credit Parties signatory thereto, GE Capital, the other Lenders signatory thereto from time to time and the Agent are parties to a certain Credit Agreement dated as of September 14, 2001, as amended by that certain First Amendment to Credit Agreement, dated as of January 26, 2002, as amended by that certain Second Amendment to Credit Agreement, dated as of June 10, 2002, as amended by that certain Third Amendment to Credit Agreement, dated as of October 31, 2002, as amended by that certain Fourth Amendment to Credit Agreement, dated as of February 14, 2003, as amended by that certain Fifth Amendment to Credit Agreement, dated as of April 30, 2003, as amended by that certain Sixth Amendment to Credit Agreement, dated as of January 15, 2004 and as amended by that certain Seventh Amendment to Credit Agreement, dated as of March 31, 2004 (the “Credit Agreement;” capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement)., pursuant to which Lenders have made and have agreed, upon the terms and subject to the conditions set forth therein, to make certain financial accommodations to Borrower; and

     WHEREAS, Borrower has requested that the Lenders consent to the sale (“Multi-Shot Sale”) by Borrower of certain assets, liabilities, employees, books and records relating to its “Multi-Shot” division, and the Lenders are willing to consent to such Multi-Shot Sale subject to the terms and conditions as set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

A. AMENDMENTS

     1. Amendment to Annex A. The Credit Agreement is amended by inserting the following definitions of “Broussard Lease”, “Multi-Shot”, “Multi-Shot Asset Purchase Agreement”, “Multi-Shot Asset Purchase Documents”, “Multi-Shot Division”, “Multi-Shot Sale” and “Non-Competition Agreement” into Annex A of the Credit Agreement in the appropriate alphabetical order:

     “Broussard Lease” shall mean that certain Lease Agreement between Borrower, as Landlord, and Multi-Shot, as Tenant, dated as of the date hereof, pursuant to which Borrower has leased its facility located in Broussard, Louisiana to Multi-Shot.

     “Closing” shall have the meaning assigned to the term “Closing” in the Multi-Shot Asset Purchase Agreement.

     “Multi-Shot” shall mean Multi-Shot, LLC, a Texas limited liability company.

     “Multi-Shot Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of the date hereof, by and between Multi-Shot and Borrower pursuant to which Borrower is selling the Multi-Shot Division to Multi-Shot.

     “Multi-Shot Asset Purchase Documents” shall mean, collectively, the Multi-Shot Asset Purchase Agreement, the Broussard Lease, the Non-Competition Agreement and each other document, instrument and agreement executed in connection therewith.

     “Multi-Shot Division” means the current portion of Borrower’s business with respect to land-based directional drilling, onshore and offshore downhole surveying, measurement while drilling, steering tools, motor rentals to oil and gas operators and such other assets and liabilities being sold pursuant to the Multi-Shot Asset Purchase Agreement.

     “Multi-Shot Sale” shall mean the sale by the Borrower of its Multi-Shot Division to Multi-Shot pursuant to the Multi-Shot Asset Purchase Agreement for a purchase price of not less than $11,000,000.

     “Non-Competition Agreement” shall mean that certain Noncompetition Agreement, dated as of Closing between Borrower and Multi-Shot.

B. CONSENT

     The Borrower hereby requests that the Lenders consent to the Multi-Shot Sale and subject to the terms and conditions set forth herein, the Lenders hereby consent provided that no less than $9,600,000 of the proceeds of such Multi-Shot Sale are applied to the indebtedness due under the Credit Agreement, in a manner acceptable to GE Capital.

C. CONDITIONS PRECEDENT

     Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Credit Agreement shall remain in full force and effect, Borrower shall have no rights under this Amendment and Lenders shall not be obligated to take, fulfill or perform any action hereunder, until Agent shall have received:

     duly executed signature pages of this Amendment by Borrower, Agent and Lenders;

     a certified copy of the Multi-Shot Asset Purchase Documents, in form and substance satisfactory to Agent;

      payment of all fees and expenses of the Agent and the Lenders owing the as of Closing, including without limitation all fees and expenses of counsel to Agent;

     a certificate of the chief executive officer or chief financial officer of Borrower to the effect that Closing has occurred and that Borrower is, after considering the impact of the consummation of the Multi-Shot Sale Solvent;

     a duly executed copy of an Assignment of Representations, Warranties, Covenants, Indemnities and Rights in respect of Borrower’s rights under the Multi-Shot Asset Purchase Agreement, which assignment shall be expressly permitted under the Multi-Shot Asset Purchase Agreement or shall have been consented to by Multi-Shot in writing;

     evidence satisfactory to the Agent, that the Multi-Shot Sale will not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under the Credit Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to the Multi-Shot Sale;

     duly executed originals of a certificate of the Chief Executive Officer of Borrower, dated the date hereof, stating that, since December 31, 2003 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; and (b) upon the consummation of the transactions contemplated by this Amendment, no Default or Event of Default has occurred or would arise therefrom;

     such other certificates, documents and agreements respecting any Credit Party as Agent may reasonably request; and

     (ix) evidence satisfactory to Agent that the Closing has occurred.
provided, however that this Amendment shall immediately be null and void and have no further effect if (i) the Agent has not been paid the success fee set forth in Section E below prior to or at the Closing, and (ii) the transactions contemplated by the Multi-Shot Asset Purchase Agreement have not been consummated on or prior to August 1, 2004, unless this Amendment is extended by mutual written consent of Borrower and GE Capital.

D. REPRESENTATIONS AND WARRANTIES

     Borrower hereby affirms that after giving effect to this Amendment each of the representations and warranties of Borrower contained in the Credit Agreement and in any of the other Loan Documents (except to the extent that any such representation or warranty expressly relates solely to an earlier date, which Borrower hereby represents and warrants is true and correct as of such earlier date) is correct in all material respects on and as of the date hereof and after giving effect to this Amendment. In addition, with respect to this Amendment, Borrower warrants and represents as follows:

     (a) The execution, delivery and performance by Borrower of this Amendment (i) are within Borrower’s corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of Borrower’s certificate of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any Governmental Authority; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Agent and Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority.

     (b) This Amendment has been duly executed and delivered for the benefit and on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

E. FEES

     Borrower hereby agrees, upon Closing, to pay to Agent for the ratable benefit of Lenders one half of the $300,000 success fee (or $150,000) payable to Lenders pursuant to the Fifth Amendment to Credit Agreement, dated as of April 30, 2003, and upon consummation of the sale of all or substantially all of the remaining assets or the stock of the Borrower, any other event that results in a Change in Control or any refinancing of the Credit Agreement, to pay the remaining 50% of such success fee to the Lenders in an amount equal to $150,000.

F. OTHER AGREEMENTS

     1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment in accordance with Part C of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

     2. Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to this Amendment, and represents that, after giving effect to this Amendment and the waivers contained herein, no Default or Event of Default has occurred and is continuing as of the date hereof.

     3. Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent’s counsel.

     4. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER

BLACK WARRIOR WIRELINE, CORP.

By: /s/ William Jenkins
Name: William Jenkins
Title: President

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender

By: /s/John Hanley
John Hanley
Duly Authorized Signatory